UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

877-730-7463

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 1.01 of the Current Report on Form 8-K filed by Pineapple Express, Inc. with the Securities and Exchange Commission (the “SEC”) on April 5, 2018 (the “Original 8-K”) solely to correct a typographical error in the Original 8-K concerning the transferee of Pineapple Park, LLC and to make certain other related changes.

Item 1.01	Entry into a Material Definitive Agreement.

Restated Binding Letter of Intent

On March 29, 2018, Sky Island, Inc. (“Sky Island”) entered into a Restated Binding Letter of Intent (the “Restated LOI”) with Pineapple Express Consulting, Inc. (“PEC”), a wholly-owned subsidiary of Pineapple Express, Inc. (the “Company”). Pursuant to the Restated LOI, Sky Island shall transfer its entire interests in Pineapple Park, LLC (“Pineapple Park”) to PEC, in exchange for a security deposit of $162,000, which shall be added on to an existing note (the “Existing Note”) owed by the Company to Sky Island (hereinafter collectively referred to as the “Transfer”). The Restated LOI replaces and supersedes the Letter of Intent executed by the parties on August 3, 2017. Pineapple Park’s assets include lease agreements for a combined 37,750 square feet of rentable warehouse space at 9367 Cassia Road, Adelanto, CA 92301 and 16441 Beaver Road, Adelanto, CA 92301 (the “Properties”). The Transfer will become effective upon Sky Island demonstrating to PEC that Pineapple Park has received the relevant permits to commercial cannabis cultivation activities, and that tenants have been sourced to occupy the Properties. Until the date of such Transfer, Sky Island shall hold the interests in Pineapple Park, make payments on the lease and apply for all relevant permitting for the Properties.

The foregoing is a summary description of certain terms of the Restated LOI and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Restated LOI, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

License Agreement

On April 3, 2018, the Company and Sky Island entered into a License Agreement (the “License Agreement”), whereby the Company granted to Sky Island the non-exclusive right to utilize, including the manufacturing, selling, marketing and distribution of, certain branding rights owned by the Company described in the License Agreement (the “Licensed Marks”). The License Agreement restricts Sky Island’s use of the Licensed Marks to the State of California and through certain retail channels including digital catalog and online marketing via THC.com, Pineapple Express.com, and other marketing platforms solely paid for by Sky Island. In exchange, Sky Island will pay Pineapple Express a 10% royalty fee on any gross sales of products bearing the Licensed Marks.

The foregoing is a summary description of certain terms of the License Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Existing Note set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Exhibits

Exhibit No.	Description of Exhibit
10.1	Restated Binding Letter of Intent dated March 29, 2018 by and between Sky Island Inc. and Pineapple Express Consulting, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 5, 2018).
10.2	License Agreement dated April 3, 2018 by and between Pineapple Express, Inc. and Sky Island Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 5, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE EXPRESS, INC.

	By:	/s/ Matthew Feinstein
	Name:	Matthew Feinstein
Dated: April 10, 2018	Title:	Chief Executive Officer